Exhibit 21

                   SUBSIDIARIES OF THE SMALL BUSINESS ISSUER

                    NAME                         JURISDICTION OF INCORPORATION
                    ----                         -----------------------------


 ACT Teleconferencing Services, Inc.                    Minnesota, USA
 (formerly ACT Capital, Inc.)

 ACT Research, Inc.                                      Colorado, USA

 ACT Teleconferencing Limited                           United Kingdom
 (60 percent owned)

 ACT VideoConferencing, Inc.                            Minnesota, USA
 (formerly NBS, Inc.)

 ACT Teleconferencing B.V.                                Netherlands

 ACT Teleconferencing (Proprietary) Limited                Australia
 (80 percent owned)